Exhibit 24
WILLIAMS PARTNERS GP LLC
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of Williams Partners GP LLC, a Delaware limited liability company (the “Company”), as general partner of Williams Partners L.P. (the “Partnership”), does hereby constitute and appoint JAMES J. BENDER, WILLIAM H. GAULT, and BRIAN K. SHORE their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of the Company, as hereinafter set forth below their signature, to sign the Partnership’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and
     THAT the undersigned Company does hereby constitute and appoint JAMES J. BENDER, WILLIAM H. GAULT, and BRIAN K. SHORE its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.
     Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.
     IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the February 24th day of February, 2006.

/s/ Steven J. Malcolm	/s/ Donald R. Chappel

Steven J. Malcolm Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)	Donald R. Chappel Chief Financial Officer and Director (Principal Financial Officer)
/s/ Ted T. Timmermans

Ted T. Timmermans
Chief Accounting Officer and
Controller
(Principal Accounting Officer)

/s/ Alan S. Armstrong	/s/ Thomas C. Knudson

Alan S. Armstrong Chief Operating Officer and Director	Thomas C. Knudson Director

/s/ Bill Z. Parker	/s/ Phillip D. Wright

Bill Z. Parker Director	Phillip D. Wright Director

/s/Alice M. Peterson
Alice M. Peterson
Director

Williams Partners GP LLC, as general partner of Williams Partners L.P.

	By:	/s/ James J. Bender
James J. Bender
ATTEST:		General Counsel

/s/ William H. Gault
William H. Gault
Assistant Secretary

WILLIAMS PARTNERS GP LLC
Secretary’s Certificate
     I, the undersigned, WILLIAM H. GAULT, Assistant Secretary of WILLIAMS PARTNERS GP LLC, a Delaware limited liability company (the “Company”) and general partner of WILLIAMS PARTNERS L.P. (the “Partnership”), do hereby certify that at a regular meeting of the Board of Directors of the Company, duly convened and held on February 24, 2006, at which a quorum of said Board was present and acting throughout, the following resolution was duly adopted:
               RESOLVED that the chairman of the board, chief executive officer, general counsel, and controller of Williams Partners GP LLC, acting in its capacity as the general partner of Williams Partners L.P. (the “Partnership”), be, and each of them hereby is, authorized and empowered to execute a Power of Attorney for use in connection with the execution and filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as required by the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Williams Partners GP LLC this 24th day of February 2006.

/s/ William H. Gault
William H. Gault Assistant Secretary
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